SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3005 First Avenue

Seattle, Washington

98121

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2005, Dendreon Corporation (the “Company”) entered into the first two of a series of anticipated Promissory Notes (the “Notes”) with General Electric Capital Corporation for the purchase of equipment and associated build-out costs for the Company’s Hannover, NJ manufacturing facility. The Notes represent financing aggregating $7.6 million dollars. The Note with a principle amount of $7.0 million provides for interest at 7.55% per year and the note with the principle amount of $593,954 provides for interest at 10.2% are to be repaid in 36 consecutive monthly installments of principal and interest. The Notes are secured by a Master Security Agreement and two Security Deposit Pledge Agreements (the “Pledge Agreements”). Pursuant to the Pledge Agreements, the Company deposited an aggregate of $7.0 million as security for the repayment of the $7.0 million lent to finance “soft costs” (such as leasehold improvements, designs, etc.), which will be released pro rata upon the repayment of such loan or upon the receipt of FDA approval of the Company’s active immunotherapy, Provenge®.

A form of the Promissory Note, and copies of the Master Security Agreement and the Pledge Agreements are attached as Exhibits 10.42, 10.43, 10.44 and 10.45, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.42	Form of Promissory Note of the Company

10.43	Master Security Agreement between General Electric Capital Corporation and the Company dated December 30, 2005

10.44	Security Deposit Pledge Agreement among General Electric Capital Corporation, the Company and Webster Bank, N.A., dated December 30, 2005

10.45	Security Deposit Pledge Agreement between General Electric Capital Corporation and the Company dated December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel & Secretary

Date: January 5, 2005

EXHIBIT INDEX

Number	Description
10.42	Form of Promissory Note of the Company

10.43	Master Security Agreement between General Electric Capital Corporation and the Company dated December 30, 2005

10.44	Security Deposit Pledge Agreement among General Electric Capital Corporation, the Company and Webster Bank, N.A., dated December 30, 2005

10.45	Security Deposit Pledge Agreement between General Electric Capital Corporation and the Company dated December 30, 2005